UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2024

AssetMark Financial Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38980	30-0774039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Grant Street, 10th Floor Concord, California		94520 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 521-2200

____________________________

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	AMK	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 25, 2024, AssetMark Financial Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, GTCR Everest Borrower, LLC, a Delaware limited liability company (“Parent”), and GTCR Everest Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Company common stock, par value $0.001 per share (“Company Stock”) (other than shares of Company Stock (a) held by the Company as treasury stock or owned by Parent or Merger Sub immediately prior to the Effective Time or (b) held by any subsidiary of either the Company or Parent (other than Merger Sub) immediately prior to the Effective Time (in each case, other than shares of Company Stock held by any such person in a trustee, custodian or nominee capacity for the account of clients or customers of such persons)) issued and outstanding immediately prior to the Effective Time (other than shares held by any holder who is entitled to appraisal rights and has properly exercised such rights under Delaware law) will be converted into the right to receive $35.25 in cash, without interest (the “Merger Consideration”).

Pursuant to the Merger Agreement, at the Effective Time:

•	Each (a) option to purchase shares of Company Stock and (b) stock appreciation right with respect to shares of Company Stock (including each stock appreciation right which will settle in cash) that is outstanding as of immediately prior to the Effective Time (each such option, a “Company Stock Option” and each such stock appreciation right, a “Company SAR”) shall become fully vested and shall be canceled and converted into the right to receive a cash payment equal to the product of (x) the excess (if any) of the per share Merger Consideration over the applicable exercise price of such Company Stock Option or Company SAR and (y) the number of shares of Company Stock underlying such Company Stock Option or Company SAR;

•	Each (1) restricted stock unit and (2) restricted stock award, in each case, with respect to shares of Company Stock granted prior to the date of the Merger Agreement that is outstanding as of immediately prior to the Effective Time, whether or not vested, shall become fully vested and shall be canceled in exchange for the right to receive the Merger Consideration;

•	Each restricted stock unit with respect to shares of Company Stock granted following the date of the Merger Agreement that is outstanding as of immediately prior to the Effective Time, whether or not vested, shall vest as to 25% of the number of shares of Company Stock underlying the original grant and shall be canceled in exchange for the right to receive the Merger Consideration (with the remaining 75% of such grants being forfeited for no consideration); and

•	Each long-term cash incentive award that is outstanding as of immediately prior to the Effective Time, excluding any cash retention awards, whether or not vested, shall become fully vested and payable as of immediately prior to the Effective Time.

If the Merger is consummated, the Company’s securities will be delisted from The New York Stock Exchange and deregistered under the Securities Exchange Act of 1934 as promptly as practicable after the Effective Time.

The consummation of the Merger (the “Closing”) is subject to certain customary mutual conditions, including (a) (i) approval of the Merger Agreement and the Merger by the holders of a majority of Company Stock and (ii) if such approval is obtained by Written Consent (as defined below), the mailing of the information statement on Schedule 14C to the stockholders of the Company at least 20 days prior to the Closing, (b) the expiration or termination of any waiting period (and any extension thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (c) certain required consents, approvals, notifications or filings from or to governmental entities (including the Financial Industry Regulatory Authority, the China Securities Regulatory Commission, the Department of Finance of Jiangsu Province of the People’s Republic of China, the National Securities Clearing Corporation and specified U.S. state governmental entities) having been obtained or made, as applicable, and (d) the absence of any order, injunction or law issued or enforced by any court or governmental authority of competent jurisdiction that prohibits, makes illegal or enjoins the consummation of the Merger. The obligation of each party to consummate the Merger is also conditioned upon (x) the accuracy of the representations and warranties of the other party as of the Closing (subject to customary materiality qualifiers), (y) compliance by the other party in all material respects with its pre-Closing obligations and covenants under the Merger Agreement and (z) in Parent’s case, the absence of a material adverse effect with respect to the Company. Following the execution of the Merger Agreement, Huatai International Investment Holdings Limited, the Company’s majority stockholder (the “Majority Stockholder”), executed and delivered to the Company a written consent adopting the Merger Agreement and approving the Merger (the “Written Consent”), thereby providing the required stockholder approval for the Merger. No further action by the holders of Company Stock is required to complete the Merger.

The Company and Parent have each made customary representations, warranties and covenants in the Merger Agreement. Subject to certain exceptions, the Company has agreed, among other things, to covenants relating to the conduct of its business during the interim period between the execution of the Merger Agreement and the consummation of the Merger.

The Company is subject to customary “no-shop” restrictions on the Company’s ability to solicit alternative acquisition proposals, to furnish information to, and participate in discussions or negotiations with, third parties regarding any alternative acquisition proposals. However, prior to receipt of the Written Consent, the “no-shop” provision permitted the Company, under certain specified circumstances, to furnish information to, and participate in discussions or negotiations with, third parties with respect to an alternative acquisition proposal if the Board of Directors of the Company determined in good faith, after consultation with its financial advisors and outside legal counsel, that such alternative acquisition proposal either (a) constituted a superior proposal or (b) would reasonably be expected to lead to a superior proposal, and that failure to engage in negotiations or discussions with such third parties would be inconsistent with its fiduciary duties.

The Merger Agreement contains certain customary termination rights for the Company and Parent, including the following. Parent and the Company may agree to terminate the Merger Agreement by mutual written consent. Either the Company or Parent may terminate the Merger Agreement if (a) the Merger has not been consummated on or before May 1, 2025 (the “End Date”), (b) any governmental authority of competent jurisdiction has issued a permanent injunction or other order prohibiting or preventing the consummation of the Merger that has become final and non-appealable or (c) the other party breaches any representation, warranty or covenant that results in the failure of the related closing condition to be satisfied, subject to a cure period in certain circumstances. The Company may also terminate the Merger Agreement if all of the closing conditions have been satisfied or waived (other than those conditions that by their nature only can be satisfied at the Closing), Parent, in violation of the terms of the Merger Agreement, fails to consummate the Merger in accordance with the terms thereof, and the Company has provided irrevocable written notice to Parent that the Company is prepared to consummate the Merger but Parent and Merger Sub fail to consummate the Merger in accordance with the Merger Agreement within 2 business days after delivery of such notice (a “Financing Failure”).

The Company is required to pay Parent a one-time termination fee equal to approximately $80.76 million in cash in certain limited circumstances, including if (i) the Merger Agreement is terminated (1) by Parent or the Company if the Merger has not been consummated on or before the End Date or (2) by Parent in connection with the Company breaching its representations, warranties or covenants in a manner that would cause the related closing conditions to not be satisfied (subject to a cure period in certain circumstances), (ii) an alternative acquisition proposal was previously publicly announced (or, in certain circumstances, disclosed to the Board of Directors of the Company) and (iii) within 12 months after termination of the Merger Agreement, an acquisition transaction is entered into or consummated.

If the Merger Agreement is terminated by the Company because (a) Parent breaches any representation, warranty or covenant that results in the failure of the related closing condition to be satisfied, subject to a cure period in certain circumstances, or (b) a Financing Failure occurs, Parent will be obligated to pay to the Company a one-time fee equal to approximately $161.52 million in cash (the “Parent Termination Fee”).

The Merger Agreement also provides that either party may specifically enforce the other party’s obligations under the Merger Agreement under certain circumstances, and each party is obligated to reimburse any documented costs and expenses (including attorneys’ fees) incurred by the other party in connection with a legal proceeding that prevails (the “Enforcement Costs”). The Enforcement Costs are capped at $10 million. In the case of termination of the Merger Agreement under certain circumstances, Parent is also required to reimburse the Company for certain additional costs incurred by the Company in connection with the Merger, capped at $10 million (inclusive of any Enforcement Costs).

In addition, GTCR Fund XIV/A LP, GTCR Fund XIV/C LP, GTCR Co-Invest XIV/A LP and GTCR Co-Invest XIV/B LP, each an investment fund affiliated with Parent, have delivered an equity commitment letter to Parent (the “Equity Commitment Letter”), pursuant to which, upon the terms and subject to the conditions set forth therein, such funds have committed to provide equity financing in the aggregate amount set forth therein. UBS AG, Stamford Branch, UBS Securities LLC and Barclays Bank PLC (collectively, “Lenders”) have delivered a debt commitment letter to Parent (the “Debt Commitment Letter”), pursuant to which, upon the terms and subject to the conditions set forth therein, such Lenders have agreed to provide debt financing to Parent up to the amounts set forth in the Debt Commitment Letter at the closing of the Merger. The transaction is not subject to a financing condition.

GTCR Fund XIV/A LP, GTCR Fund XIV/C LP, GTCR Co-Invest XIV/A LP and GTCR Co-Invest XIV/B LP have also provided a limited guarantee (the “Limited Guarantee”), guaranteeing certain obligations of Parent set forth in the Merger Agreement, including the payment of the Parent Termination Fee, subject to a cap of approximately $171.52 million.

The Merger Agreement and the above description have been included to provide investors with information regarding the Merger Agreement’s terms. They are not intended to provide any other factual information about the Company, Parent or any of their respective subsidiaries or affiliates or to modify or supplement any factual disclosures about the Company or Parent included in public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The representations, warranties and covenants contained in the Merger Agreement, the Equity Commitment Letter, the Limited Guarantee and the Debt Commitment Letter were made only for purposes of the Merger Agreement, the Equity Commitment Letter, the Limited Guarantee and the Debt Commitment Letter, as applicable, and, as of specific dates, were solely for the benefit of the parties to the Merger Agreement, the Equity Commitment Letter, the Limited Guarantee and the Debt Commitment Letter, as applicable, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement, the Equity Commitment Letter, the Limited Guarantee and the Debt Commitment Letter, as applicable, instead of establishing these matters as facts, and may be subject to standards of materiality that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries or affiliates.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, does not purport to be complete and is qualified in its entirety by reference to the actual Merger Agreement. A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 – Other Events.

On April 25, 2024, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward Looking Statements

This communication contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this communication that are not statements of historical fact, including statements about the Company’s ability to consummate the proposed transaction and the expected benefits of the proposed transaction, may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future of the Company based on current expectations and assumptions relating to the Company’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future performance, plans, actions or events. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others: (i) the timing to consummate the proposed transaction, (ii) the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur, (iii) the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated, (iv) the risk of Parent’s failure to obtain financing necessary to complete the proposed transaction, (v) the diversion of management time on transaction-related issues, (vi) risks related to disruption of management time from ongoing business operations due to the proposed transaction, (vii) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of the Company, (viii) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers, (ix) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee, (x) unexpected costs, charges or expenses resulting from the Merger, (xi) potential litigation relating to the Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto, (xii) worldwide economic or political changes that affect the markets that the Company’s businesses serve which could have an effect on demand for the Company’s products and impact the Company’s profitability and (xiii) disruptions in the global credit and financial markets, including diminished liquidity and credit availability, changes in international trade agreements, including tariffs and trade restrictions, cyber-security vulnerabilities, foreign currency volatility, swings in consumer confidence and spending, raw material pricing and supply issues, retention of key employees, increases in fuel prices, and outcomes of legal proceedings, claims and investigations. Accordingly, actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the SEC, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and in the Company’s other filings with the SEC.

These forward-looking statements speak only as of the date of this communication, and the Company does not assume any obligation to update or revise any forward-looking statement made in this communication or that may from time to time be made by or on behalf of the Company.

Item 9.01. Financial Statements and Exhibits

(d) – Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among AssetMark Financial Holdings, Inc., GTCR Everest Borrower, LLC and GTCR Everest Merger Sub, Inc., dated as of April 25, 2024.*
99.1	Joint Press Release, dated as of April 25, 2024.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

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* The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 25, 2024	AssetMark Financial Holdings, Inc.

	By:	/s/ Gary Zyla
Gary Zyla
Chief Financial Officer